FOR IMMEDIATE RELEASE


Contact:          Diane Perry or Joseph Kist
                  Edelman Financial
                  212-704-8293 or 212-704-8239


              TOY BIZ, INC. TERMINATES PLAN TO COMBINE WITH MARVEL
                            ENTERTAINMENT GROUP, INC.

New York, NY, May 20, 1997. Toy Biz, Inc. (NYSE:TBZ) announced today that Toy Biz has terminated its letter of intent, dated April 28, 1997, with Marvel Entertainment Group, Inc. (NYSE:MRV) with respect to Toy Biz's participation in a plan of reorganization of Marvel and certain of its direct and indirect subsidiaries and will withdraw from the plan of reorganization jointly filed by Toy Biz and Marvel on May 15, 1997 in U.S. Bankruptcy Court for the District of Delaware.

Toy Biz intends to engage in discussions with various parties in interest in Marvel's Chapter 11 case towards reaching a new understanding reflecting the terms upon which Toy Biz can proceed with a Marvel plan of reorganization. There can be no assurance that a new understanding will be reached. As a matter of policy, Toy Biz will not comment on ongoing discussions nor any rumors with respect to the foregoing.


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